United States
Securities and Exchange Commission
Washington, DC 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) June 3, 2014
AMERICAN CARESOURCE HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33094	20-0428568
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5429 Lyndon B. Johnson Freeway, Suite 850, Dallas, Texas	75240
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (972) 308-6830

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
American CareSource Holdings, Inc. (the “Company”) held its annual meeting of stockholders on June 3, 2014 (the “2014 Annual Meeting”). At the 2014 Annual Meeting, the Company’s stockholders voted to elect each of the following nominees for director to serve until the next annual meeting:

Director	Votes For	Votes Withheld	Broker Non-Votes
Edward B. Berger	2,587,389	736,699	2,020,901
Matthew P. Kinley	3,317,143	6,945	2,020,901
Mark C. Oman	2,597,340	726,748	2,020,901
John Pappajohn	3,315,017	9,071	2,020,901
Richard W. Turner	3,316,138	7,950	2,020,901
At the 2014 Annual Meeting, the Company’s stockholders also voted on the following proposals:

Proposal	For	Against	Abstain	Broker Non-Votes
To ratify the selection of McGladrey LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014	5,336,394	3,531	5,064	N/A
To approve the amendment to the American CareSource Holdings, Inc. 2009 Equity Incentive Plan	2,534,981	784,608	4,499	2,020,901
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CARESOURCE HOLDINGS, INC.
Date: June 9, 2014	By:	/s/ Matthew D. Thompson
Matthew D. Thompson
Chief Financial Officer